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                            MAYER, BROWN, ROWE & MAW
                                  1675 Broadway

                          New York, New York 10019-5820



                                                                MAIN TELEPHONE
                                                                (212) 506-2500
                                                                   MAIN FAX
                                                                (212) 262-1910


                                  May 29, 2003

Macquarie Securitisation Limited
Level 23,
20 Bond Street
Sydney NSW 2000
Commonwealth of Australia

Ladies and Gentlemen:

     We have acted as your special counsel in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), and the Base Prospectus and related Prospectus Supplement forming a part thereof (the "Prospectus"), filed by you with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") relating to certain series of Mortgage Backed Floating Rate Notes (the "Notes"). The Registration Statement and the Prospectus relate to the offer and sale of series of Notes, each series to be issued by Perpetual Trustees Australia Limited or any other issuer trustee appointed under the Note Trust Deed (the "Issuer Trustee"), in its capacity as issuer trustee of a specific PUMA Trust (each, a "Trust") pursuant to the terms of a Trust Deed, and, in respect of each series, a Sub-Fund Notice, a Note Trust Deed, a Security Trust Deed, Note Terms and Conditions, a Redraw Facility and an Agency Agreement (collectively, the "Agreements") as described in the Registration Statement. Each series of Notes may include one or more classes of Notes. The Trust Deed and forms of certain of the other Agreements are included as exhibits to the Registration Statement. We have examined the Registration Statement, the forms of Agreements, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. Additionally, our advice has formed the basis for the description of the selected Federal income tax consequences of the purchase, ownership and disposition of the Notes to an original purchaser who is subject to United States Federal income tax that appears under the heading "Material United States Federal Income Tax Consequences" in the Base Prospectus and the Prospectus Supplement (collectively, the "Tax Description"). Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

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Macquarie Securitization Limited
May 29, 2003
Page 2

     We have assumed for the purposes of the opinions set forth below that the Notes will be issued as described in the Registration Statement and that the Notes will, at your direction, be sold by the Issuer Trustee for reasonably equivalent consideration. We have also assumed that the Agreements and the Notes will be duly authorized by all necessary corporate action and that the Notes will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Agreements. In addition, we have assumed that the parties to each Agreement will satisfy their respective obligations thereunder.

     With respect to the opinion set forth in paragraph 1 of this letter, we have relied, without independent investigation, on the opinion of Clayton Utz, attached as Exhibit 5.2 to the Registration Statement, as to those matters governed by the laws of the Commonwealth of Australia or the laws of any of the States or Territories thereof, and accordingly, such opinion is subject to the assumptions and qualifications set forth in the opinion of Clayton Utz. With respect to the opinion set forth in paragraph 2 of this letter, we have relied, without independent investigation, on, amongst other things, an authorized officer's certificate of the Manager, and we have assumed and have been advised by Perpetual that, upon constitution of each Trust, the Issuer Trustee will issue an officer's certificate substantially in the form attached as Exhibit A to this letter.

     The opinion set forth in paragraph 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth in the Tax Description. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

     The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors rights generally and to general equity principles.

     We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction except as to matters that are governed by Federal laws or the laws of the State of New York. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

     On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

     1. When each of the Agreements related to a series of Notes has been duly and validly completed, executed and delivered by each and every party thereto substantially in the form filed as an exhibit to the Registration Statement and the Notes of that Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Notes will be legally and validly issued, fully paid and nonassessable and binding obligations of the Issuer Trustee.

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Macquarie Securitization Limited
May 29, 2003
Page 3

     2. While the Tax Description does not purport to discuss all possible Federal income tax ramifications of the purchase, ownership, and disposition of the Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, as amended, and to the extent we are acting as Federal income tax counsel with respect to any series of Notes, we hereby adopt and confirm as our opinion the opinions set forth in the Base Prospectus under the heading "Material United States Federal Income Tax Consequences" and in the related Prospectus Supplement under the headings "Summary--U.S. Tax Status" and "Material United States Federal Income Tax Consequences", which in our opinion constitute the material federal income tax consequences of the purchase, ownership, and disposition of the Notes. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings "Material United States Federal Income Tax Consequences" and "Legal Matters" set forth in the Base Prospectus and under the headings "Summary--U.S. Tax Status," "Material United States Federal Income Tax Consequences" and "Legal Matters" in the Prospectus Supplement, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                Very truly yours,


                                            /s/ Mayer, Brown, Rowe & Maw

                                                MAYER, BROWN, ROWE & MAW

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                                                                       EXHIBIT A

                      PERPETUAL TRUSTEES AUSTRALIA LIMITED
                               ABN 86 000 431 827
                                     Level 7
                                39 Hunter Street
                             Sydney, NSW, Australia

                              OFFICER'S CERTIFICATE


     The undersigned officer of Perpetual Trustees Australia Limited ("Perpetual"), which will act as the Issuer Trustee of PUMA Global Trust No. [___] (the "Trust") once the Trust is constituted in accordance with the Sub-Fund Notice and the Trust Deed, certifies that, after due inquiry, such officer has made the representations set forth below and reaffirms as of the date of this certificate the accuracy of such representations on which Mayer, Brown, Rowe & Maw has relied and is relying in rendering its opinion, dated as of May [__], 2003, with respect to the taxability for United States federal income tax purposes of the Trust and the Issuer Trustee which has been filed as an exhibit to the Registration Statement (the "Opinion").

     1. Once constituted, the Trust will be operated by the Issuer Trustee in accordance with (i) the terms of the final executed versions of the Trust Deed and the Sub-Fund Notice and the terms of the Management Deed (attached as exhibit 10.4 to the Registration Statement), and (ii) the laws of the jurisdiction under which it is organized.

     2. Perpetual does not have an office in the United States, and is not conducting and will not conduct any activities in its capacity as Issuer Trustee of the Trust in the United States, other than those activities connected with the Trust's issuance of the notes.

     Terms used but not defined in this certificate have the meanings ascribed thereto in the Opinion.

     Perpetual is executing this certificate in its capacity as Issuer Trustee of the Trust constituted in accordance with the terms of the Sub-Fund Notice to be executed on or prior to the date the Notes are issued.

                                                PERPETUAL TRUSTEES AUSTRALIA
                                                LIMITED, as Issuer Trustee


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:
                                                   Date:  __________